         Exhibit
         NUMBER
         -------
         12.1

                          SPECTRUM BANCORPORATION, INC.
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                       Year Ended    Year Ended   Year Ended Year Ended  Year Ended  Year Ended Year Ended
                                         June 30       June 30     June 30     June 30     June 30    June 30    June 30
                                          2000          1999         1998       1997        1996        1995       1994
Income before income taxes  and
minority interest in net income of
subsidiaries                                 12,349        11,216      9,271       7,660       4,770      4,910      4,247
Add:
Interest expense, including interest
on deposits                                  28,899        23,156     21,760      18,531      14,196     11,983      8,255
                                             ------        ------     ------      ------      ------     ------      -----
Income as adjusted                           41,248        34,372     31,031      26,191      18,966     16,893     12,502
                                      -------------------------------------------------------------------------------------

Preferred  dividend requirements                152           152        152         152         187        182        182
Ratio of income before provision for
income taxes  to income before
minority interest                              154%          156%       151%        142%        155%       154%       151%
                                               ----          ----       ----        ----        ----       ----       ----
Preferred dividend factor on pretax
basis                                           235           237        229         216         290        280        275
Fixed charges interest expense,
including interest on deposits               28,899        23,156     21,760      18,531      14,196     11,983      8,255
                                             ------        ------     ------      ------      ------     ------      -----
Fixed charges and preferred dividends        29,134        23,393     21,989      18,747      14,486     12,263      8,530
                                      -------------------------------------------------------------------------------------

Ratio on earnings to fixed charges
and preferred   dividends, including
interest on deposits                          1.42%         1.47%      1.41%       1.40%       1.31%      1.38%      1.47%
                                      -------------------------------------------------------------------------------------

Income   before   income   taxes  and
minority  interest  in net  income of
subsidiaries                                 12,349        11,216      9,271       7,660       4,770      4,910      4,247
Add:
Interest expense,  excluding interest
on deposits                                   5,376         3,405      3,590       2,540       1,559        887        448
                                              -----         -----      -----       -----       -----        ---        ---
Income as adjusted                           17,725        14,621     12,861      10,200       6,329      5,797      4,695
                                      -------------------------------------------------------------------------------------

Preferred dividend requirements                 152           152        152         152         187        182        182
Ratio of income before provision for
income taxes  to income before
minority interest                              154%          156%       151%        142%        155%       154%       151%
                                               ----          ----       ----        ----        ----       ----       ----
Preferred dividend factor on pretax
basis                                           235           237        230         216         290        280        275


                                      -47-

Fixed charges
Interest expense, excluding interest
on deposits                                   5,376         3,405      3,590       2,540       1,559        887        448
                                              -----         -----      -----       -----       -----        ---      -----
Fixed charges and preferred dividends         5,611         3,642      3,820       2,756       1,849      1,167        723
Ratio on earnings to fixed charges
and preferred   dividends, excluding
interest on deposits                          3.16%         4.01%      3.37%       3.70%       3.42%      4.97%      6.49%
                                      -------------------------------------------------------------------------------------